UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2013

CALLAWAY GOLF COMPANY
(Exact name of registrant as specified in its charter)

Commission File No. 1-10962

DELAWARE	95-3797580
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

2180 Rutherford Road, Carlsbad, CA 92008-7328
(Address of principal executive offices) (Zip Code)

(760) 931-1771
(Registrant’s telephone number, including area code)

Former name or former address, if changed since last report: NOT APPLICABLE

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events.
On November 13, 2013, Callaway Golf Company (the “Company”) completed the previously announced redemption of its 7.50% Series B Cumulative Perpetual Convertible Preferred Stock, par value $0.01 per share (the “Preferred Stock”). Details of the redemption are available in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 29, 2013.
Of the 183,796 shares of Preferred Stock outstanding as of September 30, 2013, 183,496 shares of the Preferred Stock were converted into 2,602,770 shares of the Company’s common stock pursuant to the holders’ respective conversion rights and the remaining 300 shares of the Preferred Stock were redeemed for a total of $30,356.25.
As of the filing of this report, no shares of the Preferred Stock remain outstanding.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALLAWAY GOLF COMPANY
Date: November 13, 2013	By:	/S/ Brian P. Lynch
	Name:	Brian P. Lynch
	Title:	Senior Vice President, General Counsel and Corporate Secretary

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